Exhibit 5.1

140 Scott Drive
Menlo Park, California 94025
Tel: +1.650.328.4600 Fax: +1.650.463.2600
www.lw.com

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January 22, 2013	Milan

Conceptus, Inc.

331 East Evelyn Avenue

Mountain View, CA 94041

Re:	Registration Statement on Form S-8; 50,200 Shares of Common Stock, Par Value $0.003 Per Share

Ladies and Gentlemen:

We have acted as special counsel to Conceptus, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 25,000 shares (the “Option Shares”) of common stock, $0.003 par value per share (the “Common Stock”), pursuant to the Conceptus, Inc. Joseph Sharpe Stock Option Agreement (the “Option Agreement”) and 25,200 shares (the “RSU Shares,” and together with the Option Shares, the “Shares”) of Common Stock pursuant to the Conceptus, Inc. Joseph Sharpe Restricted Stock Unit Award Agreement (the “RSU Agreement”). The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on January 22, 2013 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, including the Option Agreement and the form of the RSU Agreement to be approved by the Compensation Committee of the Company’s Board of Directors. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When the Option Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchaser, and have been issued by the Company for legal consideration in excess of par value and in accordance with the terms and subject to the conditions of the Option Agreement filed as an exhibit to the Registration Statement, the issuance and sale of the Option Shares will have been duly authorized by all necessary corporate action of the Company, and the Option Shares will be validly issued, fully paid and nonassessable.

January 22, 2013

2. When the RSU Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchaser, and have been issued by the Company for legal consideration in excess of par value and in accordance with the terms and subject to the conditions contemplated by the form of the RSU Agreement filed as an exhibit to the Registration Statement, assuming that the RSU Agreement has been duly authorized by all necessary corporate action of the Company and executed and delivered by the Company, and the individual awards under the RSU Agreement have been duly authorized by all necessary corporate action of the Company and duly awarded and vested in accordance with the requirements of law and the RSU Agreement, the issuance and sale of the RSU Shares will have been duly authorized by all necessary corporate action of the Company, and the RSU Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP